Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606-4637

Main Tel (312) 782-0600

Main Fax (312) 701-7711

www.mayerbrown.com

February 8, 2018

Ally Wholesale Enterprises LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Master Owner Trust, Series 2018-1

Registration Statement on Form SF-3 (No. 333-206413)

Ladies and Gentlemen:

We have acted as special counsel to Ally Bank, Ally Wholesale Enterprises LLC (the “Depositor”) and Ally Financial Inc. (“Ally Financial”) in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of the Class A-1 Asset Backed Notes and the Class A-2 Asset Backed Notes (collectively, the “Offered Notes”) and the issuance of the Class B Asset Backed Notes, the Class C Asset Backed Notes, the Class D Asset Backed Notes and the Class E Asset Backed Equity Notes (together with the Offered Notes, the “Notes”) described in the final prospectus dated February 6, 2018 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Ally Master Owner Trust (the “Issuing Entity”), a trust formed by the Depositor pursuant to that certain trust agreement, dated as of February 12, 2010 (as amended, restated or otherwise modified, the “Trust Agreement”) among the Depositor, U.S. Bank Trust National Association (as successor to HSBC Bank USA, National Association), as owner trustee, and U.S. Bank Trust National Association (as successor to HSBC Trust Company (Delaware), National Association), as Delaware trustee. The Notes will be issued on or about February 14, 2018 pursuant to an indenture supplement (the “Indenture Supplement”) to an Indenture, dated as of February 12, 2010 (the “Base Indenture” and, together with the Indenture Supplement, the “Indenture”), each between the Issuing Entity and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including the Registration Statement, the Prospectus, the Trust Agreement, the Base Indenture and a current draft of the Indenture Supplement (including the form of the Offered Notes included as an exhibit thereto).

Mayer Brown LLP operates in combination with other Mayer Brown entities (the “Mayer Brown Practices”), which have offices in North America,

Europe and Asia and are associated with Tauil & Chequer Advogados, a Brazilian law partnership.

MAYER BROWN LLP

    Ally Wholesale Enterprises LLC

    February 8, 2018

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuing Entity, such Offered Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

MAYER BROWN LLP

    Ally Wholesale Enterprises LLC

    February 8, 2018

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York, the Limited Liability Company Act of Delaware and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/S/ MAYER BROWN LLP

MAYER BROWN LLP